As filed with the Securities and Exchange Commission on May 27, 1998

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------


                                ALEXANDER'S, INC.
             (Exact name of Registrant as specified in its charter)
          Delaware                                         51-0100517
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                     Identification Number)

                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663
                    (Address of Principal Executive Offices)

                                Alexander's, Inc.
                               Omnibus Stock Plan
                            (Full title of the plan)
                            -------------------------


                                  Joseph Macnow
                             Chief Financial Officer
                                Alexander's, Inc.
                             Park 80 West, Plaza II
                         Saddle Brook, New Jersey 07663
                     (Name and address of agent for service)

                                 (201) 587-8541
          (Telephone number, including area code, of agent for service)

                            -------------------------


                                   Copies to:
                            Douglas P. Bartner, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                          New York, New York 10022-6069

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
               Title of                       Amount           Proposed Maximum      Proposed Maximum         Amount of
           Securities to be                    to be          Offering Price Per         Aggregate           Registration
              Registered                    Registered            Share (*)         Offering Price (*)           Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock                                  700,000             $88.375              $61,862,500             $18,250
par value $1.00 per share                     Shares
===========================================================================================================================

   (*) The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on May 26, 1998 in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.

================================================================================

                              STATEMENT PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

         The contents of the Registrant's Registration Statement on Form S-8 (333-07341), as filed with the Securities and Exchange Commission on July 1, 1996, are incorporated by reference herein.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
Statement:

5 Opinion of Shearman & Sterling regarding the legality of the common stock being registered hereby.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Shearman & Sterling (included in Exhibit 5).

24                Powers of Attorney (included on signature page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saddle Brook, State of New Jersey on the 27th day of May, 1998.

                                  ALEXANDER'S, INC.


                                  By:  /s/ Joseph Macnow
                                     -----------------------------------------
                                       Name:  Joseph Macnow
                                       Title:  Vice President, Chief Financial
                                                    Officer


                                POWER OF ATTORNEY

         Each of the undersigned whose signature appears below hereby constitutes and appoints Steven Roth and Joseph Macnow, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on May 27, 1998.


          Signature                        Title
          ---------                        -----
    /s/ Steven Roth
-------------------------------     Chief Executive Officer and
        Steven Roth                 Director (Principal Executive
                                    Officer)
    /s/ Joseph Macnow
-------------------------------     Vice President, Chief Financial
        Joseph Macnow               Officer


-------------------------------
     Thomas R. DiBenedetto          Director


-------------------------------
        Michael D. Facitelli        Director

    /s/ David Mandelbaum
-------------------------------
        David Mandelbaum            Director


-------------------------------     Chairman of the Board of
        Stephen Mann                Directors

  /s/ Arthur I. Sonnenblick
-------------------------------
      Arthur I. Sonnenblick         Director

    /s/ Neil Underberg
-------------------------------
        Neil Underberg              Director


-------------------------------
        Richard West                Director

  /s/ Russell B. Wight, Jr.
-------------------------------
      Russell B. Wight, Jr.         Director

                                 Exhibit Index

Exhibit No.                 Description of Document



5 Opinion of Shearman & Sterling regarding the legality of the common stock being registered hereby.

23.1         Consent of Deloitte & Touche LLP.

23.2         Consent of Shearman & Sterling (included in
             Exhibit 5).

24           Powers of Attorney (included on signature page).